Exhibit 99.1

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Old Second National Bank	)
Aurora, Illinois	)

CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”), through his National Bank Examiner, has supervisory authority over Old Second National Bank, Aurora, Illinois (“Bank”);

WHEREAS, the Bank, by and through its duly elected and acting Board of Directors (“Board”), has executed a Stipulation and Consent to the Issuance of a Consent Order (“Stipulation and Consent”), dated May 16, 2011, that is accepted by the Comptroller; and

WHEREAS, by this Stipulation and Consent, which is incorporated by reference, the Bank, has consented to the issuance of this Consent Order (“Order”) by the Comptroller.

NOW, THEREFORE, pursuant to the authority vested in him by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

ARTICLE I

COMPLIANCE COMMITTEE

(1)           Within ten (10) days of the date of this Order, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Director for

Special Supervision (“Director”).  The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Order.

(2)           The Compliance Committee shall meet at least monthly.

(3)           Within sixty (60) days of the date of this Order and (quarterly) thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)                                  a description of the action needed to achieve full compliance with each Article of this Order;

(b)                                 actions taken to comply with each Article of this Order; and

(c)                                  the results and status of those actions.

(4)           The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Director within ten (10) days of receiving such report.

(5)           All reports or plans which the Bank or Board has agreed to submit to the Director pursuant to this Order shall be forwarded, by overnight mail or via email, to the following:

Director for Special Supervision	with a copy to:
Comptroller of the Currency	Assistant Deputy Comptroller
250 E Street, S.W.	Chicago South Field Office
Mail Stop 7-4	2001 Butterfield Road, Suite 400
Washington, DC 20219	Downers Grove, IL 60515

(6)           The Board shall ensure that the Bank has sufficient processes, personnel, and control systems to effectively implement and adhere to all provisions of this Order, and that Bank personnel have sufficient training and authority to execute their duties and responsibilities under this Order.

ARTICLE II

STRATEGIC PLAN

(1)           Within sixty (60) days, the Board shall adopt or reaffirm, implement, and thereafter ensure, pursuant to paragraph 2 of this Article, Bank adherence to a written strategic plan (“Strategic Plan”) for the Bank covering at least a three-year period.  The Strategic Plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

(a)                                  a mission statement that forms the framework for the establishment of strategic goals and objectives;

(b)                                 an assessment of the Bank’s present and future operating environment;

(c)                                  the development of strategic goals and objectives to be accomplished over the short and long term;

(d)                                 an identification and analysis (to include risk assessment) of the Bank’s present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

(e)                                  an evaluation of the Bank’s internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

(f)                                    a management employment and succession program to promote the retention and continuity of capable management;

(g)                                 an identification and analysis (to include risk assessment) of product lines and market segments that the Bank intends to promote or develop;

(h)                                 an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including identification of Bank personnel (by title) to be responsible and accountable for achieving each goal and objective of the Strategic Plan, including specific timeframes for the accomplishment of each goal and objective;

(i)                                     a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

(j)                                     a description of control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank’s operating environment;

(k)                                  specific plans to establish individual responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank’s operating environment; and

(l)                                     a description of systems to monitor the Bank’s progress in meeting the plan’s goals and objectives.

(2)           Upon adoption of a Strategic Plan or reaffirmation of a plan previously adopted, a copy of the Strategic Plan, and any subsequent amendments or revisions, shall be forwarded to the Director for review and prior written determination of no supervisory objection.  Upon receiving a written determination of no supervisory objection from the Director, the Bank shall implement and adhere to the Strategic Plan.

(3)           At least monthly, the Board shall review financial reports and earnings analyses prepared by the Bank that evaluate the Bank’s performance against the goals and objectives established in the Strategic Plan, as well as the Bank’s written explanation of significant differences between actual and projected balance sheets, income statements, and expense accounts, including descriptions of extraordinary and/or nonrecurring items.  Within ten (10) days of the completion of its review, the Board shall submit a copy of the reports to the Director.

(4)           At least quarterly, the Board shall prepare a written evaluation of the Bank’s performance against the Strategic Plan, based on the Bank’s monthly reports, analyses, and written explanations of any differences between actual performance and the Bank’s strategic goals and objectives, and shall include a description of the actions the Board will require the Bank to take to address any shortcomings, which shall be documented in the Board meeting minutes.  Within ten (10) days of completing its evaluation, the Board shall submit a copy to the Director.

(5)           The Board shall review and update the Bank’s Strategic Plan at least annually or more frequently if necessary or if requested by the Director.

(6)           The Bank may not initiate any action that deviates significantly from the Board-approved Strategic Plan without a written determination of no supervisory objection from the Director.  The Board must give the Director advance, written notice of its intent to deviate significantly from the Strategic Plan, along with an assessment of the impact of such change on the Bank’s condition, including a profitability analysis and an evaluation of the adequacy of the Bank’s organizational structure, staffing, management information systems, internal controls, and written policies and procedures to identify, measure, monitor, and control the risks associated with the change in the Strategic Plan.

(7)           For the purposes of this Article, changes that may constitute a significant deviation from the Strategic Plan include, but are not limited to a change in the Bank’s:

(a)                                  marketing strategies or marketing partners;

(b)                                 product or service offerings, including fee structure or pricing;

(c)                                  underwriting practices and standards, credit administration, account management, collection strategies or operations;

(d)                                 accounting processes and practices;

(e)                                  or funding strategy;

any of which, alone or in aggregate, may have a material impact on the Bank’s operations or financial performance; or any other changes in personnel, operations, or external factors that may have a material impact on the Bank’s operations or financial performance.  For purposes of this paragraph, “personnel” shall include the president, chief executive officer, chief operating officer, chief financial officer, chief credit officer, chief compliance officer, risk manager, auditor, member of the Bank’s board of directors, or any other position subsequently identified in writing by the Director.

ARTICLE III

CAPITAL PLAN AND HIGHER MINIMUMS

(1)           By September 30, 2011, the Bank shall achieve and thereafter maintain the following minimum capital levels (as defined in 12 C.F.R. Part 3):

(a)                                  Tier 1 Capital at least equal to eight and three-quarters percent (8.75%) of adjusted total assets; and

(b)                                 Total Capital at least equal to eleven and one-quarter percent (11.25%) of risk-weighted assets(1).

(2)           The requirement in this Order to meet and maintain a specific capital level means that the Bank may not be deemed to be “well capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. § 6.4(b)(1)(iv).

(3)           Within sixty (60) days, the Board shall develop or reaffirm a Capital Plan.  The Capital Plan shall include:

(a)                                  specific plans for achieving and thereafter maintaining adequate capital that may in no event be less than the requirements of paragraph (1) of this Article;

(b)                                 projections of the sources and timing of additional capital to meet the Bank’s current and future needs;

(c)                                  the primary sources from which the Bank will strengthen its capital structure to meet the Bank’s needs; and

(d)                                 contingency plans that identify alternative methods should the primary source(s) under (c) above not be available.

(4)           Within five (5) days of completion or reaffirmation of a plan previously adopted, the Bank’s Capital Plan shall be submitted to the Director for review and prior written determination of no supervisory objection.  Upon receiving a written determination of no

(1)  Adjusted total assets is defined in 12 C.F.R. § 3.2(a) as the average total asset figure used for call report purposes minus end-of-quarter intangible assets.

supervisory objection from the Director, the Board shall immediately implement and ensure Bank adherence to the Capital Plan.

(5)           The Board shall review and update the Bank’s Capital Plan on a quarterly basis, or more frequently, if necessary, or if requested by the Director.  Prior to adoption by the Board, any subsequent amendments or revisions to the Capital Plan shall be submitted to the Director for review and prior written determination of no supervisory objection.  Upon receiving a written determination of no supervisory objection from the Director, the Board shall immediately implement and thereafter ensure Bank adherence to the Capital Plan, as amended or revised.

(6)           The Bank shall not declare any dividend without the prior written determination of no supervisory objection from the Director.

ARTICLE IV

CREDIT RISK AND PROBLEM ASSET MANAGEMENT

(1)       Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to reduce the high level of credit risk in the Bank.  The program shall include, but not be limited to procedures to strengthen:

(a)                                  commercial credit underwriting;

(b)                                 underwriting and management in the Bank’s home equity line of credit (“HELOC”) portfolio to ensure that:

(i)                                     the Bank’s credit management practices reflect HELOC underwriting standards established by the Board; and

(ii)                                  the Bank’s credit management practices are consistent with the interagency guidance detailed in OCC Bulletin 2005-22, Credit Risk Management Guidance for Home Equity Lending, and OCC

Bulletin 2006-43, Addendum to Credit Risk Management Guidance for Home Equity Lending;

(c)                                  management of credit operations and the maintenance of an adequate, qualified staff in all loan functional areas; and

(d)                                 loan collections.

Upon completion, the Board shall submit a copy of the written program to the Director.

(2)           At least quarterly, the Board shall prepare a written assessment of the Bank’s credit risk, which shall evaluate the Bank’s progress under the aforementioned program.  Upon completion, the Board shall submit a copy of this assessment to the Director.

(3)           Within sixty (60) days, the Board shall adopt or reaffirm and the Bank (subject to Board review and ongoing monitoring) shall implement and thereafter ensure adherence to a written program designed to protect the Bank’s interest in those assets criticized as “doubtful,” “substandard,” or “special mention” in the most recent Report of Examination (“ROE”), in any subsequent ROE, by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.  The program shall:  (i) be independent of the loan origination and approval functions; (ii) include sufficient staff having the qualifications, skills, and experience to effectively manage and resolve problem assets, who will be held accountable by the Bank’s Board to successfully execute their assigned duties;  (iii)  include adequate management information systems to measure the status of workout plans on each problem asset; and (iv) include the development of Criticized Asset Reports (“CARs”) for all credit relationships and other assets totaling in aggregate two million dollars ($2,000,000) or more criticized as “doubtful,” “substandard,” or “special mention.”  The CARs must be updated and submitted to the Board and the Director monthly.  Each CAR shall cover an entire credit relationship and other assets, and include, at a minimum, analysis and documentation of the following:

(a)                                  the origination date and any renewal or extension dates, amount, purpose of the loan or other asset, and the originating and current handling officer(s);

(b)                                 timely identification of the risk ratings of the loans or other assets;

(c)                                  the expected primary and secondary sources of repayment, and an analysis of the adequacy of the repayment sources;

(d)                                 the appraised value of supporting collateral, with the date and source of the appraisal, and the position of the Bank’s lien on such collateral, where applicable, as well as other necessary documentation to support the current collateral valuation;

(e)                                  an analysis of current and complete credit information, including a global cash flow analysis where loans are to be repaid from operations;

(f)                                    results of any impairment analysis;

(g)                                 appropriate accrual status pursuant to the Federal Financial Institutions Examination Counsel (“FFIEC”) Instructions for the preparation of call reports;

(h)                                 significant developments, including a discussion of changes since the prior CAR, if any; and

(i)                                     the proposed action designed to eliminate the basis of criticism and to protect the Bank’s interest in the asset, as well as the time frame for its accomplishment, including an appropriate exit strategy.

(4)           The Bank shall not extend credit, directly or indirectly, including renewals, modifications or extensions, to a borrower whose loans or other extensions of credit are criticized in any ROE, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination, unless and until the Board, or a designated committee thereof, finds and documents in writing that each of the following conditions is met:

(a)                                  the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, modifying or extending any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank;

(b)                                 the Bank has performed a written credit and collateral analysis as required by paragraph (3)(c) and (3)(d) of this Article and, if necessary, the proposed action referred to in paragraph (3)(i) of this Article is revised, as appropriate; and

(c)                                  the Board’s formal plan to collect or strengthen the criticized asset will not be compromised by the extension of additional credit.

A copy of the findings, including why such extension is necessary to promote the best interests of the Bank and approval of the Board or designated committee shall be maintained in the credit file of the affected borrower and made available for review by National Bank Examiners.  These requirements are in addition to, not in substitution for, those requirements found in Article VI, section (4).

(5)           The Bank shall not extend credit, directly or indirectly, for the purpose of capitalization of accrued interest or the establishment of a new interest reserve on a loan to a borrower that is criticized in any ROE, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

ARTICLE V

APPRAISALS AND EVALUATIONS OF REAL PROPERTY

(1)           The Board shall require and the Bank shall obtain a current independent appraisal or updated appraisal that complies with the standards set forth in 12 C.F.R. Part 34, on any loan in the amount of two hundred fifty thousand dollars ($250,000) or more that is secured by real property.  The Board shall require and the Bank shall obtain a current independent appraisal, an updated appraisal, or an evaluation in accordance with 12 C.F.R. Part 34, on any loan that is secured by real property where:

(a)                                  the loan’s appraisal or evaluation was found to violate 12 C.F.R. Part 34; or

(b)                                 the loan was criticized in the most recent Report of Examination (“ROE”) or by the Bank’s internal or external loan review and the most recent independent appraisal or evaluation is more than twelve (12) months old; or

(c)                                  the borrower has failed to comply with the contractual terms of the loan agreement and the Bank’s analysis of current financial information does not support the ongoing ability of the borrower or guarantor(s) to perform in accordance with the contractual terms of the loan agreement, and the most recent independent appraisal or evaluation is more than twelve (12) months old.

(2)           Appraisals or evaluations (“real estate valuations”) required by this Article shall be ordered within thirty (30) days of the date of the Order, and going forward, within thirty (30) days following the event triggering the real estate valuation requirement, for delivery or completion to the Bank within sixty (60) days of the date the real estate valuation was ordered.

(3)           Within thirty (30) days, the Board shall require and the Bank shall develop and implement an independent review and analysis process to ensure that real estate valuations conform to applicable standards and regulations. The review and analysis process shall ensure that real estate valuations are:

(a)                                  performed in accordance with 12 C.F.R. Part 34;

(b)                                 consistent with the guidance in OCC Bulletin 2005-6, “Appraisal Regulations and the Interagency Statement on Independent Appraisal and Evaluation Functions: Frequently Asked Questions” (March 22, 2005); and,

(c)                                  consistent with OCC Bulletin 2010-42, “Interagency Appraisal and Evaluation Guidelines, Sound Practices for Appraisals and Evaluations” (December 10, 2010).

(4)         Written documentation supporting each appraisal review and analysis shall be retained in the loan file, along with the real estate valuation.

ARTICLE VI

CREDIT AND COLLATERAL EXCEPTIONS

(1)       Within ninety (90) days, the Board shall ensure that the Bank obtain current and satisfactory credit information on all loans lacking such information that exceed two million dollars ($2,000,000), including those listed in the most recent ROE, in any subsequent ROE, in any internal or external loan review report, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination or by any loan review.

(2)           Within thirty (30) days, the Board shall ensure that the Bank maintain proper collateral documentation on all loans and correct each collateral exception listed in the most recent ROE, in any subsequent ROE, in any internal or external loan review report, or in any listings of loans lacking such information provided to management by the National Bank Examiners at the conclusion of an examination or by any loan review.

(3)           Within thirty (30) days, the Board shall ensure that the Bank has current and satisfactory credit information, proper collateral documentation, and documentation related to loan approval on all loans to an Insider as defined by 12 C.F.R. § 215.2(h) or Bank employee.

(4)           Effective immediately, the Bank may grant, extend, renew, alter, or restructure any loan or other extension of credit only after:

(a)                                  documenting the specific reason or purpose for the extension of credit;

(b)                                 identifying the expected source of repayment in writing;

(c)                                  structuring the repayment terms to coincide with the reason or purpose for the extension of credit and expected source of repayment;

(d)                                 obtaining and analyzing current and satisfactory credit information, including cash flow analysis, where loans are to be repaid from operations;

(i)                                     Failure to obtain the information in (4)(d) shall require a majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in (4)(d) would be detrimental to the best interests of the Bank.

(ii)                                  A copy of the Board certification shall be maintained in the credit file of the affected borrower(s) and a central file for review by examiners.  The certifications will be reviewed by this Office in subsequent examinations of the Bank;

(e)                                  documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank’s lien on it where applicable; and

(f)                                    determining and documenting whether the loan terms comply with the Bank’s Loan Policy and if they do not comply, providing identification of the exception and ample justification to support waiving the policy exception.

(5)           The aggregate amount of loans certified under paragraph (4)(d)(i) of this Article shall not exceed one percent (1%) of the Bank’s total loans at the end of the previous calendar quarter.  The certification exception granted by paragraph (4)(d)(i) of this Article shall not apply to any loan or other extension of credit to an Insider as defined by 12 C.F.R. § 215.2(h) or Bank employee.

ARTICLE VII

LIQUIDITY RISK MANAGEMENT PROGRAM

(1)           Within sixty (60) days, the Board shall adopt or reaffirm, implement, and thereafter ensure Bank adherence to a comprehensive liquidity risk management program, consistent with OCC Bulletin 2010-13, “Liquidity” (March 22, 2010),  which assesses, on an ongoing basis, the Bank’s current and projected funding needs, and ensures that sufficient funds or access to funds exist to meet those needs.  Such a program must include effective methods to achieve and maintain sufficient liquidity and to measure and monitor liquidity risk, to include at a minimum:

(a)                                  strategies to maintain sufficient liquidity at reasonable costs including, but not limited to, the following:

(i)                                     better diversification of funding sources, reducing reliance on high cost providers;

(ii)                                  reducing rollover risk;

(iii)                               increasing liquidity through such actions as obtaining additional capital, placing limits on asset growth, aggressive collection of problem loans and recovery of charged-off assets, and asset sales; and

(iv)                              monitoring the projected impact on reputation, economic and credit conditions in the Bank’s market(s).

(b)                                 The preparation of liquidity reports which shall be reviewed by the Board on at least a monthly basis and thereafter submitted to the Director, to include, at a minimum, the following:

(i)                                     a certificate of deposit maturity schedule, including separate line items for brokered deposits and uninsured deposits, depicting maturities on a weekly basis for the next month and monthly thereafter for the following five months, which schedule shall be updated at least weekly;

(ii)                                  a schedule of all funding obligations, including unfunded loan commitments, outstanding lines of credit and outstanding letters of credit, showing the obligations that can be drawn immediately, and on a weekly basis for the next month and monthly thereafter for the following five months, which schedule shall be prepared and updated at least weekly;

(iii)                               a listing of funding sources, prepared and updated on a weekly basis for the next month and monthly thereafter for the following five months, including federal funds sold; unpledged assets and assets available for sale; and borrowing lines by lender, including original amount, remaining availability, type and book value of collateral pledged, terms, and maturity date, if applicable.

(iv)                              a monthly sources and uses of funds report for a minimum period of six months, updated monthly, which reflects known and projected changes in asset and liability accounts, and the assumptions used in developing the projections.  Such reports shall include, at a minimum:

1.                                       the funding obligations and sources required by (b)(ii) and (b)(iii) of this paragraph;

2.                                       projected additional funding sources, including loan payments, loan sales/participations, or deposit increases; and

3.                                       projected additional funding requirements from a reduction in deposit accounts including uninsured and brokered deposits, inability to acquire federal funds purchased, or availability limitations or reductions associated with borrowing relationships.

(c)                                  A contingency funding plan that, on a monthly basis, forecasts funding needs, and funding sources under different stress scenarios which represent management’s best estimate of balance sheet changes that may result from a liquidity or credit event.  The contingency funding plan shall include:

(i)                                     specific plans detailing how the Bank will comply with restrictions or requirements set forth in this Order, including the restrictions against brokered deposits in 12 C.F.R. §337.6, and potential restrictions of 12 U.S.C. §1831o;

(ii)                                  the preparation of reports which identify and quantify all sources of funding and funding obligations under best case and worst case scenarios, including asset funding, liability funding and off-balance sheet funding; and

(iii)                               procedures which ensure that the Bank’s contingency funding practices are consistent with the Board’s guidance and risk tolerances.

(2)           The Board shall submit a copy of the comprehensive liquidity risk management program to the Director for review and prior written determination of no supervisory objection.  Upon receiving a determination of no supervisory objection from the Director, the Board shall immediately implement and ensure Bank adherence to the program.

ARTICLE VIII

ADMINISTRATIVE APPEALS AND EXTENSIONS OF TIME

(1)           If the Bank requires an extension of any timeframe within this Order, the Board shall submit a written request to the Director asking for relief.  Any written requests submitted pursuant to this Article shall include a statement setting forth in detail the special circumstances that require an extension of a timeframe within this Order.

(2)           All such requests shall be accompanied by relevant supporting documentation, and any other facts upon which the Bank relies.  The Director for Special Supervision’s decision concerning a request is final and not subject to further review.

ARTICLE IX

OTHER PROVISIONS

(1)           Although the Bank is required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Director, the Board has the ultimate responsibility for proper and sound management of the Bank and the completeness and accuracy of the Bank’s books and records.

(2)           It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3)           Except as otherwise expressly provided herein, any time limitations imposed by this Order shall begin to run from the effective date of this Order.

(4)           The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose signature appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

(5)           In each instance in this Order in which the Board or a Board committee is required to ensure adherence to and undertake to perform certain obligations of the Bank,

including the obligation to prepare, update, develop, or implement plans, policies or other actions, it is intended to mean that the Board or Board committee shall:

(a)                                  authorize and adopt such policies, plans, and actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b)                                 require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c)                                  follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)                                 require corrective action be taken in a timely manner of any non-compliance with such actions.

(6)           This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818, and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

(7)           Following the execution and issuance of this Order the Written Agreement entered into between the Bank and the Comptroller dated October 20, 2009 will be terminated.

(8)           The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements, or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this sixteenth day of May, 2011.

/s/ Henry Fleming
Henry Fleming
Director for Special Supervision

UNITED STATES OF AMERICA

DEPARTMENT OF THE TREASURY

COMPTROLLER OF THE CURRENCY

In the Matter of:	)
Old Second National Bank	)
Aurora, Illinois	)

STIPULATION AND CONSENT TO THE ISSUANCE

OF A CONSENT ORDER

WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller”) intends to initiate cease and desist proceedings against Old Second National Bank, Aurora, IL (“Bank”), pursuant to 12 U.S.C. § 1818, through the issuance of a Notice of Charges, for unsafe or unsound banking practices relating to, among other issues, credit risk management and loan portfolio management; and violations of laws and regulations, including 12 CFR § 34.43(a) and (b).

WHEREAS, the Bank, in the interest of compliance and cooperation, and without admitting or denying any wrongdoing, consents to the issuance of a Consent Order, dated May 16, 2011 (“Order”) by executing this Stipulation and Consent to the Issuance of a Consent Order;

NOW THEREFORE, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:

ARTICLE I

JURISDICTION

(1)       The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2)           The Comptroller is “the appropriate Federal banking agency” regarding the Bank, pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).

(3)           The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).

ARTICLE II

ACKNOWLEDGMENTS

(1)       The Bank acknowledges that said Order shall be deemed an “order issued with the consent of the depository institution,” as defined in 12 U.S.C. § 1818(h)(2), and consents and acknowledges that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818.  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818, and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.

(2)           The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.

ARTICLE III

WAIVERS

(1)           The Bank, by signing this Stipulation and Consent, hereby waives:

(a)                                  the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)                                 any and all procedural rights available in connection with the issuance of the Order;

(c)                                  all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i) or 12 C.F.R. Part 19;

(d)                                 all rights to seek any type of administrative or judicial review of the Order; and

(e)                                  any and all rights to challenge or contest the validity of the Order.

ARTICLE IV

OTHER PROVISIONS

(1)           The provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, the Comptroller deems it appropriate to do so to fulfill the responsibilities placed upon him by the several laws of the United States of America.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Henry Fleming	5/16/11
Henry Fleming	Date
Director for Special Supervision

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Edward Bonifas	5/16/11
Edward Bonifas	Date

/s/ J. Douglas Cheatham	5/16/11
J. Douglas Cheatham	Date

/s/ James Eccher	5/16/11
James Eccher	Date

/s/ Barry Finn	5/16/11
Barry Finn	Date

/s/ William Kane	5/16/11
William Kane	Date

/s/ John Ladowicz	5/16/11
John Ladowicz	Date

/s/ William Meyer	5/16/11
William Meyer	Date

/s/ Gerald Palmer	5/16/11
Gerald Palmer	Date

/s/ James Schmitz	5/16/11
James Schmitz	Date

/s/ Bill Skoglund	5/16/11
Bill Skoglund	Date